Exhibit 99.1

Service Corporation International Announces Pricing of Senior Notes Offering

HOUSTON, May 7, 2017 — Service Corporation International (NYSE: SCI) (the “Company”) announces that it has priced an underwritten public offering of $750 million aggregate principal amount of 5.125% Senior Notes due 2029. The Company expects to close the sale of the notes on May 21, 2019, subject to the satisfaction of customary closing conditions.

The Company will use net proceeds from the offering, together with cash on hand, to repurchase its $425 million 5.375% Senior Notes due 2022 pursuant to a concurrent tender offer and consent solicitation, repay outstanding borrowings under its revolving credit facility, and pay related fees and expenses.

Wells Fargo Securities is acting as the lead joint book-running manager for the offering.

The offering may be made only by means of a prospectus supplement and accompanying base prospectus. The prospectus supplement will be filed with the Securities and Exchange Commission (the “SEC”) and may be found on its website at www.sec.gov. When available, copies of the prospectus supplement relating to the public offering may be obtained from:

Wells Fargo Securities, LLC

Attention: WFS Customer Service

608 2nd Ave S, Suite 1000

Minneapolis, MN 55402

Telephone: (800) 645-9751 Opt 5

Email: wfscustomerservice@wellsfargo.com

This press release does not constitute an offer to sell, nor the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful. The notes will be offered only by means of a prospectus supplement and accompanying base prospectus. This press release does not constitute a notice of redemption with respect to the notes being redeemed.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” or “predict,” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

•	Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.

•	We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.

•	Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.

•	Our credit agreements contain covenants that may prevent us from engaging in certain transactions.

•	If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.

•	The funeral and cemetery industry is competitive.

•	Increasing death benefits related to preneed contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed service.

•	The financial condition of third-party insurance companies that fund our preneed contracts may impact our future revenue.

•	Unfavorable results of litigation could have a material adverse impact on our financial statements.

•	Unfavorable publicity could affect our reputation and business.

•	If the number of deaths in our markets declines, our cash flows and revenue may decrease.

•	If we are not able to respond effectively to changing consumer preferences, our market share, revenue, cash flows, and/or profitability could decrease.

•	The continuing upward trend in the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.

•	Our funeral and cemetery businesses are high fixed-cost businesses.

•	Regulation and compliance could have a material adverse impact on our financial results.

•	Cemetery burial practice claims could have a material adverse impact on our financial results.

•

We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.

•	A number of years may elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.

•

Changes in taxation as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.

•	Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.

•

Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.

•	Our Canadian business exposes us to operational, economic, and currency risks.

•

Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.

•	A failure of a key information technology system or process could disrupt and adversely affect our business.

•	Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.

•	The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and financial results.

For further information on these and other risks and uncertainties, see our SEC filings, including our 2018 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America’s leading provider of deathcare products and services. At March 31, 2019, we owned and operated 1,479 funeral service locations and 482 cemeteries (of which 287 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand, which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.